For immediate release

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC. Announces Extension of Subscription Rights Offering

New York, New York, January 7, 2009 - Hotel Outsource Management International, Inc. (OTC BB: HOUM.OB) (the “Company”), announced today that it has extended the expiration date for its subscription rights offering (the “Rights Offering”). Accordingly, shareholders may now exercise their non-transferable subscription rights until January 23, 2009.

During the extended offering period for the Rights Offering, orders to purchase the Company’s common stock may be placed by any person who was a shareholder on the record date, December 16, 2008. Other than the extension of the expiration date, all other offering terms described in the Company’s prospectus, dated December 16, 2008, remain the same and apply during the extended period of the offering.

For further information regarding the offering, or to obtain a prospectus, please contact Andrea I. Weinstein, Legal Counsel, at +1 (212) 344-1600.

About HOMI

HOMI is a multi-national service provider in the hospitality industry, supplying a range of services in relation to computerized minibars that are primarily intended for in-room refreshments. HOMI was incorporated under the laws of Delaware in 2000 and is listed on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board" under the symbol "HOUM.OB."

HOMI and its subsidiaries are engaged in the distribution, marketing and operation of computerized minibars in major branded hotel chains, operating approximately 8,500 computerized minibar systems at 22 hotels located in the United States, Europe, Israel, Australia and South Africa, and in the development and manufacture of a new range of computerized minibar systems, designed to improve the performance of minibar departments, and thereby improving the hotel’s bottom line.

HOMI offers a number of solutions that are designed to meet the hotel's needs, ranging from consultation, supervision and rental services, to full outsource installation and operation arrangements.

HOMI's leading products are the HOMI® 336 and the HOMI® 330, a smaller version of the HOMI® 336. The novel HOMI® 336 and HOMI® 330 are the next generation of computerized minibar systems, designed to increase the accuracy of automatic billing and reduce the cost of operating minibars.

In the past year, HOMI has completed 4 installations of the HOMI® 336 and HOMI® 330 systems and has entered into installation and operation agreements with another 16 hotels worldwide.

For more information about HOMI, visit: http://www.my-homi.com/

Forward-Looking Statement

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to the company's future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause the company's or the industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results. The terms, the "Company", "we", "us", "our" means Hotel Outsource Management International, Inc and its subsidiaries, unless otherwise indicated.

Contacts

Jacob Ronnel,
CEO
Hotel Outsource Management International, Inc.
Tel: + 972 9 9728620
jackronnel@my-homi.com

 Meirav Bauer
Account Director
KM Investor Relations
Tel: + 972 3 5167620
meiravb@km-ir.co.il